Exhibit 10.19
PROMISSORY NOTE

$1,300,000.00	June 7, 2006

FOR VALUE RECEIVED, FLAGSHIP PATIENT ADVOCATES, INC. (the “Borrower”), hereby promises to pay to Apollo Medical Offshore Partners, LP (the “Lender”), as the holder of this promissory note (the “Note”), the principal remaining unpaid, together with all accrued interest one year from the date hereof. In the event the Borrower completes the closing of the next round of financing of at least an additional Four Million Dollars ($4,000,000.00), the Note, including all accrued interest, shall become convertible into the form of securities issued in such next round of financing at the price per share of the securities issued in such financing. Interest shall accrue at the prime rate reported in the Wall Street Journal for the business day immediately prior to the date of issuance of the Note and shall be calculated based on a 365-day year and shall be paid at maturity of the Note. Borrower may prepay any or all of the unpaid principal without penalty.

All payments shall be made in lawful money of the United States of America at the principal office of the Lender, or such other place as the holder hereof may from time to time designate in writing to the Borrower.

This Note is non-negotiable and may not be transferred.

Upon written evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of the Note, Borrower will issue a new Note, of like tenor and amount, dated the date to which interest has been paid, in lieu o such lost, stolen, destroyed or mutilated Note, and in such event Lender agrees to indemnify and hold harmless Borrower in respect of an such lost, stolen, destroyed or mutilated Note.

The Lender agrees that the Note is subordinated to the Secured Convertible Term Note issued to the Laurus Master Fund, Ltd., dated January 30, 2006, and the Junior Secured Convertible Term Notes, dated January 30, 2006.

This Note shall be governed and construed in accordance with the internal laws of the State of New York (without reference to any principals of conflicts of law).

In addition and not in limitation of the foregoing, Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorney’s fees, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as of the date first above written.

Borrower: Flagship Patient Advocates, Inc.

By: /s/ Fred F. Nazem
Fred F. Nazem, Chairman and CEO